Exhibit No. 15
Headway Corporate Resources, Inc.
Form 10-KSB
File No. 0-23170



                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-08615) and related Prospectus of HEADWAY CORPORATE RESOURCES, INC., of our report dated March 14, 1997, with respect to the 1996 consolidated financial statements of Headway Corporate Resources, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1996.



                                             ERNST & YOUNG LLP

New York, New York
March 26, 1997